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                                                                   EXHIBIT 10(m)


                               SUBLEASE AGREEMENT

This Sublease Agreement (this "Sublease") is entered into on this the 3rd day of May, 2001, by and between E-FORCE, INCORPORATED ("Sublessor"), and INTERPHASE CORPORATION ("Sublessee").

WHEREAS, Sublessor is the Tenant under that certain Lease Agreement, entered into as of December 15, 1999 and Amended April 24, 2000 and July 21, 2000 (collectively the "Lease") with Tennessee Walker, Ltd. (Landlord), and E-FORCE, INCORPORATED (Tenant).

SUBLESSOR HEREBY LETS to Sublessee approximately 8,238 rentable square feet (final measurements to be prepared by space planner and mutually agreed upon by both parties) of space (the "Demised Premises") located at Parkway Centre II, 2805 North Dallas Parkway, Suite 530, Plano, Texas, which Demised Premises are more fully described on Exhibit "A" attached hereto and incorporated herein by reference.

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

1. SUBLEASE. Sublessor, for and in consideration of the rents and covenants hereinafter specified to be paid and performed by Sublessee, does hereby lease, demise and let unto Sublessee the Demised Premises. Sublessor's interest in the Demised Premises is pursuant to the Lease. This Sublease is expressly made subject to all of the terms and conditions of the Lease, and Landlord's approval of the Sublease is required. To the extent of any conflict or ambiguity between the terms and provisions of this Sublease and the terms and provisions of the Lease, the terms and provisions of this Sublease shall control. Subject to the performance by Sublessee of its obligations hereunder, Sublessee will be entitled to enjoy and exercise with respect to the Demised Premises the rights and benefits provided to Sublessor, as tenant, under the Lease.

2. TERM. The term of this Sublease shall commence on the later of (i) May 1, 2001 or (ii) seven (7) days after Landlord approves and grants consent to this Sublease (the "Commencement Date"), and shall terminate on February 28, 2005 (the "Termination Date"), unless sooner terminated as provided herein. Notwithstanding the above, if Landlord has not approved and consented to this Sublease on or before May 15, 2001, Sublessee may, upon written notice to Sublessor, cancel this Sublease and, upon such cancellation, neither party will have any further obligation or responsibility hereunder.

3. RENTAL. Commencing with the Commencement Date and continuing monthly on the first day of each month throughout the term of the Sublease, Sublessee shall pay Sublessor in lawful money of the United States of America on or before the first day of the month at the address noted in Paragraph 10.e., or such other place as Sublessor shall direct Sublessee in writing, the total sum of $600,001.00, in equal monthly installments of $13,043.50 (based on $19 per RSF and pro rated for any partial month), plus any pro rata utilities expenses and increases in rent due to escalations of operating expenses incurred by Landlord over Tenant's expense stop of $4.40 per square foot. Sublessor and Sublessee agree (i) that the total and monthly rental set forth above is based on the assumption that the actual rentable square footage of the Demised Premises is 8,238 rentable square feet and (ii) that the actual total and monthly rental will be determined based on an annual rental rate of $19.00 per rentable square foot times the actual rentable square feet in the Demised Premises determined by the space planner as described above. Prorations and increases (as well as any refunds thereof) will also be calculated based on the actual number of rentable square feet in the Demised Premised and the portion of the applicable proration period that is covered by this Sublease.

4. SECURITY DEPOSIT. One Month's base rent (estimated to be $13,043.50).

5. DEMISING OF PREMISES. Sublessee shall at Sublessee's sole expense demise the premises (i.e. install demising wall between the Demised Premises and the other space on the 5th floor retained by Sublessor) and create a second exit in the remainder space including demolition of one office in the remainder space. The scope of such work is indicated in Exhibit A and shall be agreed to by Sublessor and Sublessee.

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6. PARKING. Sublessee shall have rights to 4.5 parking spaces per 1,000 rentable square feet subleased, 10 of which may be designated as covered spaces at the charges outlined in the Lease. Such charges are $40 per space per month unreserved in the building garage and $35 per space per month reserved in the building carports. There is no charge for "non-covered" spaces.

7. WIRING RELOCATION. In its sole discretion, Sublessor shall have the right to relocate the existing data room utilized by Sublessor into the Demised Premises (at a location designated by Sublessee) at Sublessor's sole expense. Unless and until Sublessor relocates the data room to the Demised Premises, Sublessor will secure said data room and shall provide Sublessee's designated employees 24 hours a day, 7 days a week, access to the data room. Sublessee shall have the right to install a patch panel and locate its routers, servers and other related equipment in such data room.

8. NOTICES. Sublessee shall deliver to Sublessor (and, to the extent the same may affect the Demised Premises or this Sublease, Sublessor shall deliver to Sublessee) duplicate copies (or if oral, written summaries) of all notices required or permitted to be given by Tenant pursuant to the Lease or received from the Landlord pursuant to the Lease. All notices given hereunder shall be in writing addressed to Sublessor and Sublessee at the addresses specified in Paragraph 10.e. and shall be deemed delivered and received upon actual delivery to such address.

9. SUBLESSOR'S DEFAULT. In the event Sublessor defaults under this Sublease, Sublessee shall, at its option, immediately cease all payments to Sublessor. Without waiving any of its rights existing by virtue of Sublessor's default, Sublessee may, upon default by Sublessor, enter into a direct lease agreement with the Landlord for the Demised Premises as described below, and Sublessee will have no further responsibilities, liabilities or obligations to Sublessor under this Sublease.

In addition, Landlord agrees that if Sublessor defaults under the Lease or under this Sublease, Sublessee shall (without obligation for Sublessor's prior defaults) immediately have the right to enter into a lease agreement for the Demised Premises directly with Landlord, such lease to be on the same terms as this Sublease as if Landlord were the Sublessor.

10. MISCELLANEOUS.

         a. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         b. This Sublease cannot be changed or amended without a document executed by Sublessor and Sublessee, and approved by Landlord.

         c. Sublessee accepts the Demised Premises in its present condition.

         d. Sublessee will use and occupy the Demised Premises for general office use only.

         e. Notices given by either party pursuant to this Sublease may be hand delivered, or sent by facsimile or certified mail, return receipt requested, addressed as follows:

         If to Sublessor:     e-Force, Incorporated
                              Attn: David Winkler
                              4120 Point Eden Way
                              Hayward California 94545
                              Fax No. (510) 265-5801


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        If to Sublessee:      Interphase Corporation
                              Attn: CFO
                              2805 N. Dallas Parkway
                              Suite 530
                              Plano, TX 75093
                              Fax No. (214) 654-5510


         f. Attached as Exhibit B and incorporated herein is a Purchase Agreement (herein so-called) pursuant to which Sublessee is purchasing from Sublessor certain equipment as more particularly described therein. Landlord waives its liens, both statutory and contractual, with respect to the equipment being so conveyed. Sublessee's obligation to close the Purchase Agreement is contingent upon Landlord approving and consenting to this Sublease and Sublessee being delivered possession of the Demised Premises.

         g. Any commissions related to this Sublease will be paid by Sublessor.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Sublease as of the date first above written.

SUBLESSOR:                                   SUBLESSEE:
E-FORCE, INCORPORATED                        INTERPHASE CORPORATION

By:    /s/ DAVE WINKLER                      By:    /s/ STEVE KOVAC
    ------------------------------------         -------------------------------

Name:  Dave Winkler                          Name:  Steve Kovac
      ----------------------------------           -----------------------------

Title: CFO                                   Title: CFO
       ---------------------------------            ----------------------------

Date:  05/04/01                              Date:  05/03/01
      ----------------------------------           -----------------------------


By signing below, Landlord hereby grants consent to this Sublease and approves the terms thereof:

LANDLORD:
Tennessee Walker, Ltd.

By:    /s/ [ILLEGIBLE]
    ------------------------------------

Name:  President - Vintage Equities Inc.
      ----------------------------------

Title: General Partner
       ---------------------------------

Date:  05/08/01
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